Exhibit 11.1




Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:


                                           Three months ended December 31,
                                        ------------------- -------------------
                                                      2007                2006
                                        ------------------- -------------------

Net (loss) income allocable to
    common shares (numerator)              $    (5,817,850)    $       425,009
                                        =================== ===================
Shares used in the calculation
    (denominator)
Weighted average shares outstanding             13,636,784          14,589,303
   Effect of diluted stock options                      --                  --
                                        ------------------- -------------------
   Diluted shares                               13,636,784          14,589,303
                                        =================== ===================

Basic earnings per share                   $         (0.44)    $          0.03
                                        =================== ===================

Diluted earnings per share                 $         (0.44)    $          0.03
                                        =================== ===================